Exhibit 10.1

FIFTH AMENDMENT TO SERVICING AGREEMENT

THIS FIFTH AMENDMENT TO SERVICING AGREEMENT, made effective as of October 29, 2010 (this “Amendment”), is among:

(i) CONN FUNDING II, L.P., as the Issuer (the “Issuer”);

(ii) CONN APPLIANCES, INC. (successor by merger to CAI, L.P.), as the Servicer (the “Servicer”); and

(iii) WELLS FARGO BANK, NATIONAL ASSOCIATION (successor by merger to Wells Fargo Bank Minnesota, National Association), as the Trustee (the “Trustee”).

BACKGROUND

A.
Reference is made to (i) the Servicing Agreement, dated as of September 1, 2002, among the Issuer, the Servicer and the Trustee (as amended, restated, supplemented or otherwise modified through the date hereof, the “Agreement”), (ii) the Base Indenture, dated as of September 1, 2002, between the Issuer and the Trustee (as amended, restated, supplemented or otherwise modified through the date hereof, the “Base Indenture”), (iii) the Series 2002-A Supplement, dated as of September 1, 2002, between the Issuer and the Trustee (as amended, restated, supplemented or otherwise modified through the date hereof, the “2002-A Supplement”) and (iv) the Series 2006-A Supplement, dated as of August 1, 2006, between the Issuer and the Trustee  (as amended, restated, supplemented or otherwise modified through the date hereof, the “2006-A Supplement” and, together with, the Base Indenture and the 2002-A Supplement, the “Indenture”).  Capitalized terms used herein but not otherwise defined herein have the meanings assigned thereto in the Agreement or the Indenture.

B.	The Servicer has requested that the Issuer and Trustee agree to amend certain provisions of the Agreement regarding the delivery of reports thereunder by the Servicer’s accountants.

C.	Pursuant to Section 7.01(b) of the Agreement, such an amendment requires the consent of the Required Persons of each outstanding Series.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendment to Section 2.02(e)(i) of the Agreement.  Section 2.02(e)(i) of the Agreement is hereby amended by inserting the following proviso at the end of the first sentence thereof:

“;provided, however, that with respect to the report due 90 days after July 31, 2010, the Servicer shall be deemed in compliance with this Section 2.02(e)(i) if such report shall be delivered in accordance with this Section 2.02(e)(i) on or prior to November 30, 2010.”

SECTION 2. Conditions to Effectiveness.  This Amendment shall become effective upon (i) the execution and delivery to the Trustee of this Amendment by each of the parties hereto and (ii) the receipt of the consent of the Required Persons of each Series.

SECTION 3. Representations and Warranties.  Each of the Issuer and Servicer represents and warrants upon and as of the effectiveness of this Amendment that:

(a) no event or condition has occurred and is continuing which would constitute a Servicer Default or would constitute a Servicer Default but for the requirement that notice be given or time elapsed or both; and

(b) after giving effect to this Amendment, its representations and warranties set forth in the Agreement and the other Transaction Documents to which it is a party are true and correct as of the date thereof, as though made on and as of such date (except to the extent such representations and warranties relate solely to an earlier date and then as of such earlier date), and such representations and warranties shall continue to be true and correct (to such extent) after giving effect to the transactions contemplated hereby.

SECTION 4. Effect of Amendment; Ratification.  Except as specifically amended hereby, the Agreement is hereby ratified and confirmed in all respects, and all of its provisions shall remain in full force and effect.  After this Amendment becomes effective, all references in the Agreement (or in any other Transaction Document) to “the Servicing Agreement”, “this Agreement”, “hereof”, “herein”, or words of similar effect, in each case referring to the Agreement, shall be deemed to be references to the Agreement as amended hereby.  This Amendment shall not be deemed to expressly or impliedly waive, amend, or supplement any provision of the Agreement other than as specifically set forth herein.

SECTION 5. Counterparts.  This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same agreement.

SECTION 6. Governing Law.  This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to any otherwise applicable conflict of laws principles (other than Section 5-1401 of the New York General Obligations Law).

SECTION 7. Successors and Assigns.  This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 8. Section Headings.  The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the Agreement or any provision hereof or thereof.

IN WITNESS WHEREOF, the parties have entered into this Amendment to be effective as of the date first written above.

By:	CONN FUNDING II, L.P., as Issuer
its general partner

	By:	/s/ David R. Atnip
	Name:	David R. Atnip
	Title:	Treasurer

CONN APPLIANCES, INC., as Servicer

By:	/s/ Michael J. Poppe
Name:	Michael J. Poppe
Title:	Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee

By:	/s/ Kristen L. Puttin
Name:	Kristen L. Puttin
Title:	Vice President

The undersigned, as the sole holders of the Series 2002-A Variable Funding Asset Backed Floating Rate Notes of Conn Funding II, L.P., do hereby consent to the Fifth Amendment to Servicing Agreement made effective as of October 29, 2010, among Conn Funding II, L.P., Conn Appliances, Inc. and Wells Fargo Bank, National Association.

THREE PILLARS FUNDING LLC, as a Conduit
Purchaser

By:	/s/ Doris J. Hearn
Name:	Doris J. Hearn
Title:	Vice President

JPMORGAN CHASE BANK, N.A., as Committed Purchaser

By:	/s/ Benita Volid
Name:	Benita Volid
Title:	Vice President

JUPITER SECURITIZATION COMPANY LLC, as a Conduit Purchaser

By: JPMorgan Chase Bank, N.A.,
its attorney-in-fact

By:	/s/ Benita Volid
Name:	Benita Volid
Title:	Vice President